UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2009

ANGELES INCOME PROPERTIES, LTD. II

(Exact name of Registrant as specified in its charter)

California	0-11767	95-3793526
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

Angeles Income Properties, Ltd. II, a California limited partnership (the “Registrant”), owned Deer Creek Apartments (“Deer Creek”), a 288-unit apartment complex located in Plainsboro, New Jersey. On December 18, 2009, the Registrant sold Deer Creek to a third party, Deer Creek Apartments, LLC, a New Jersey limited liability company (the “Purchaser”), for a total sales price of $26,924,207.  Deer Creek was the Registrant’s last remaining property.

In accordance with the terms of the Registrant’s partnership agreement, the Registrant’s managing general partner is currently evaluating the cash requirements of the Registrant to determine what portion of the net sale proceeds will be available to distribute to the Registrant’s partners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGELES INCOME PROPERTIES, LTD. II

By:  Angeles Realty Corporation II

Managing General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director

Date: December 22, 2009